UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 13, 2008

                                  BLUEFLY, INC.
                                  -------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                   001-14498                  13-3612110
          --------                   ---------                  ----------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                  42 West 39th Street, New York, New York 10018
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 944-8000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

         On March 19, 2008, Bluefly, Inc. (the "Company") entered into an amended and restated employment agreement (the "Jenny Agreement") with Kara Jenny providing for her service as Chief Financial Officer of the Company. The Jenny Agreement amends and restates the earlier employment agreement between the Company and Ms. Jenny, which covered her service as Vice President of Finance of the Company and was set to expire in June 2008. The Jenny Agreement has a term ending on March 31, 2011.

         Pursuant to the Jenny Agreement, Ms. Jenny is entitled to an annual base salary of $250,000, subject to increases in the sole discretion of the Compensation Committee of the Board (the "Compensation Committee"). Ms. Jenny is eligible to receive an annual performance bonus in an amount determined by the Compensation Committee in its sole discretion. During the term of the Jenny Agreement, Ms. Jenny shall be eligible to participate in all medical and other employee benefit plans of the Company on the same terms and conditions as those offered to other senior executive officers of the Company; additionally, the Company shall provide Ms. Jenny with an annual allowance of $10,000 for the purchase of life insurance and disability insurance. The Jenny Agreement provides for the grant to Ms. Jenny of incentive stock options (the "Options") under the Company's 2005 Stock Incentive Plan to purchase 200,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. The Options vest in thirty-six equal monthly installments, subject to accelerated vesting in the event that her employment is terminated following a Change of Control (as defined in the Jenny Agreement).

         Pursuant to the Jenny Agreement, if Ms. Jenny's employment is terminated without Cause (as defined in the Jenny Agreement) or as a result of a Constructive Termination (as defined in the Jenny Agreement), she would be entitled to receive her base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as her then-current base salary for 180 days from the date of termination (the "Severance Period"). In addition, if Ms. Jenny's employment is terminated without Cause or as a result of a Constructive Termination, the Company shall maintain in effect the medical and dental insurance and hospitalization plans of the Company as well as any Company sponsored life insurance policy in which Ms. Jenny participates as of the date of such termination for one year from the date of termination.

         In the event that Ms. Jenny would be subject to tax under Section 4999 of the Code, the payments to her under the Jenny Agreement will be reduced to the maximum amount that she could receive without being subject to such tax. Ms. Jenny is subject to certain covenants under the Jenny Agreement, including a non-competition and non-solicitation covenant covering the term of her employment and an additional period of two (2) years thereafter.

         The foregoing description is qualified in its entirety by reference to the Jenny Agreement which is attached as Exhibit 10.1 hereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Directors
         ---------

         On March 13, 2008, Michael Gross resigned as a member of the Board of Directors (the "Board") and the Option Plan/Compensation Committee (the "Compensation Committee") of the Company. Mr. Gross had been designated to serve on the Board by private funds associated with Prentice Capital Management, LP. ("Prentice") pursuant to the Voting Agreement described below. On the same date, the Board appointed Lawrence Zigerelli as a member of the Board and the Compensation Committee, to fill the vacancy created by Mr. Gross' resignation.

         Mr. Zigerelli has been designated to serve on the Board by Prentice pursuant to a Voting Agreement (the "Voting Agreement") by and among the Company, Prentice, private funds associated with Maverick Capital, Ltd. ("Maverick," and, together with Prentice, the "Investors") and affiliates of Soros Fund Management LLC ("Soros"). Under the terms of the Voting Agreement Soros has the right to designate three designees to the Company's Board of Directors and each of Maverick and Prentice have the right to designate one designee, in each case subject to minimum ownership thresholds and subject to compliance with applicable Nasdaq rules. The Voting Agreement also provides that one designee of Soros and the designee of each of Maverick and Prentice will have the right to serve on the Compensation Committee and the Governance and Nominating Committee of the Board of Directors, subject to compliance with Nasdaq's rules regarding independent directors serving on such committees, or Nasdaq's transitional rules, to the extent applicable. If the Board establishes an Executive Committee, the designees of Soros, Maverick and Prentice will be entitled to also serve on such committee.

         Chief Financial Officer
         -----------------------

         Also on March 13, 2008, Kara B. Jenny, the Company's Vice President of Finance, was promoted to Chief Financial Officer. Barry Erdos, the Company's President and Chief Operating Officer, had served as interim Chief Financial Officer prior to the promotion. Ms. Jenny will continue to report to Mr. Erdos.

         Ms. Jenny, age 38, has served as the Company's Vice President of Finance since May 1999. Prior to that, she was an Audit Manager at Arthur Andersen LLP. She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Item 8.01. Other Events

On March 14, 2008, the Company announced that its Board of Directors had approved an amendment to its Articles of Incorporation to effect a reverse stock split of the Company's Common Stock based upon a ratio of one-for-ten. A copy of the press release related to this announcement is attached to this report as
Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Amended and Restated Employment Agreement, by and between the Company and Kara B. Jenny, dated March 19, 2008

99.1 Press Release dated March 14, 2008

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2008

                                     BLUEFLY, INC.

                                     By: /s/ Kara B. Jenny
                                         ---------------------------------------
                                      Name: Kara B. Jenny
                                      Title: Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit No.
-----------

10.1 Amended and Restated Employment Agreement, by and between the Company and Kara B. Jenny, dated March 19, 2008

99.1   Press release issued by the Company on March 14, 2008.